UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2005

BRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Montgomery Street, 36th Floor, San Francisco, CA	94104-4809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 445-6530

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Until the fourth quarter of fiscal 2004, we have analyzed our accrued expense accounts by evaluating whether certain expenses were fairly stated (e.g., by analyzing whether our operating results included 12 months of expenses). Our process did not historically include a detailed review of accrued liability balance sheet positions; however, we believe that we had performed sufficient work to determine that our financial statements were not materially misstated.

During the course of our internal control evaluation and testing for 2004, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes”), we determined that the cumulative effect of the errors caused by our historical practice of evaluating accrued liabilities was growing in magnitude. In response, we undertook more comprehensive analyses of year-end accrued liability balance sheet positions for fiscal 2000, 2001, 2002 and 2003. We believe that these analyses demonstrate that immaterially different results would have been achieved through fiscal 2003 if we had performed a comprehensive analysis of details underlying the related accrued liability accounts at each year end since, year over year, the amounts by which annual expenses and liability balances were misstated is not material to our financial position, results of operations, or cash flows. We have also changed our procedures for analyzing accrued liabilities to include detailed analyses of accrued liability balance sheet positions as well as analysis of the related expense balances. Because of the nature of these items, we believe that restating prior years is a preferable improvement to the quality of our financial reporting compared to recording the impact of such errors, on a cumulative basis, in the fourth quarter of fiscal 2004.

Accordingly, on February 7, 2005, we concluded that our financial statements for the fiscal years ended December 31, 2000, through December 31, 2003 filed on Form 10-K, and the quarterly periods ended March 31, 2004, June 30, 2004, and September 30, 2004 filed on Form 10-Q should no longer be relied upon. We have determined to restate these financial statements to adjust for these out of period items, as well as to restate expenses recognized in the third quarter 2004 relating to litigation charges associated with our Red Hawk Ranch community.

The audit committee of our board of directors and management have discussed this matter with Ernst & Young LLP, our independent registered public accounting firm, who agrees with the changes we have made to our procedures for analyzing our accrued expense accounts.

Management determined that the internal control deficiency that gave rise to this restatement represents a material weakness, as defined by the PCAOB’s Auditing Standard No. 2. We believe we have taken appropriate action to modify our system of internal control, to correct this error and properly remediate the control deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2005	By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President, Chief Financial Officer and Secretary

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